EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of the Registration Statement No. 333-22785 by Apple Orthodontix, Inc.

ARTHUR ANDERSEN LLP
May 13, 1997